SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 5, 2001
                                                --------------------------------



                  NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         New York                   000-22611                11-2581812
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   (STATE OR OTHER JURISDICTION     (COMMISSION              (IRS EMPLOYER
         OF INCORPORATION)           FILE NUMBER)          IDENTIFICATION NO.)




                26 Harbor Park Drive, Port Washington, NY             11050
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                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

Registrant's telephone number, including area code   (516) 626-0007
                                                  ------------------------------


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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     ITEM 5. OTHER EVENTS

     On March 5, 2001, PMP Acquisition Corp. (the "Purchaser"), a wholly owned subsidiary of National Medical Health Card Systems, Inc. (the "Company"), acquired substantially all of the assets, and certain of the liabilities, of Provider Medical Pharmaceutical, LLC ("PMP"), an Oklahoma limited liability company, pursuant to an Asset Purchase Agreement among the Company, the Purchaser, PMP and the members of PMP. The assets acquired from PMP included, among other things, PMP's accounts receivable and intellectual property, PMP's rights under various contracts and the goodwill value of PMP's business.

     The purchase price for the assets consisted of (i) $4,000,000 in cash, (ii) the satisfaction by the Company of PMP's bank indebtedness of approximately $1,300,000, and (iii) cancellation of the $1,500,000 promissory note from PMP to the Company, dated January 16, 2001. Part of the cash portion of the purchase price was paid into an escrow account to provide security for the indemnification obligations of PMP and its members to the Purchaser. The Company will be required to pay up to $1,000,000 of additional cash consideration if certain financial targets relating to PMP's business are met over the next three years

     The cash portion of the purchase price was obtained by a loan to the Company from The Chase Manhattan Bank pursuant to a Master Grid Note in the principal amount of $4,000,000.00 (the "Note"). The term of the Note expires on December 31, 2001. Interest on any advances under the Note is payable on March 30, 2001 and the last day of each month thereafter; the interest rate is determined at the time of each such advance. The amount borrowed under the Note was repaid to the Bank on March 9, 2001, and no advances have been made since that date.

     Simultaneously with the consummation of the acquisition, the Company entered into an Employment Agreement with Mark Lewandowski, the former President of PMP, pursuant to which Mr. Lewandowski will serve as its Senior Vice President of Business Development.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

               Exhibit 2.1: Asset Purchase Agreement dated as of March 5, 2001, among the Purchaser, the Company, PMP and the members of PMP

               Exhibit 2.2: Master Grid Note made by the Company in favor of The Chase Manhattan Bank

               Exhibit 99.1: Press Release dated March 7, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    National Medical Health Card Systems, Inc.
                                    ------------------------------------------
                                                  (Registrant)




Date     March 20, 2001             By:  /s/Bert E. Brodsky
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                                         Bert E. Brodsky
                                         Chairman of the Board
                                         Chief Executive Officer